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                                                                  Exhibit 23.1.2


                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm as it relates to CytoRad Incorporated included in or made a part of this Registration Statement.



Philadelphia, Pennsylvania      ARTHUR ANDERSEN LLP
September 12, 1995